UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2019

RENN Fund, Inc.

(Exact name of Registrant as specified in its charter)

Texas	811-22299	75-2533518
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

470 Park Avenue South, New York, NY 10016 (914) 703-6904 (Address of principal executive offices)

Registrant’s telephone number, including area code: (914) 703-6904

8080 N. Central Expressway, Suite 210, LB-59

Dallas, TX 75206-18957

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

RENN Fund, Inc.

PRESS RELEASE

FOR IMMEDIATE RELEASE December 9, 2019	NYSE - RCG CUSIP - 759720105

RENN FUND, INC. ANNOUNCES RECORD DATE FOR YEAR END DISTRIBUTION

New York, NY – The RENN Fund, Inc. (NYSE MKT: RCG) (the "Fund") announced today a record date for the Fund's year-end distribution in the event a distribution is made. The record date will be December 19, 2019. The Fund will make an announcement on or about December 20, 2019 with the distribution rate per share, if any, along with the ex-dividend and payment dates.

Disclosures:

Fund shares are subject to investment risk, including possible loss of principal invested. No fund is a complete investment program and you may lose money investing in the Fund. An investment in the Fund may not be appropriate for all investors. Additional information about the Fund, including performance and portfolio characteristics, is available at https://horizonkinetics.com/investment-strategies/renn-fund-inc-nyse-rcg/.

Horizon Kinetics Asset Management LLC is the investment adviser to the Fund. For additional information about Horizon Kinetics, please visit us at www.horizonkinetics.com.

Contact: Jay Kesslen
Email: jkesslen@horizonkinetics.com
Phone: (646) 495-7333

RENN Fund, Inc.
c/o Horizon Kinetics Asset Management LLC 470 Park Avenue South, 4th Floor South New York, NY 10016
P: 646-291-2300; Fax 646-403-3597 www.rencapital.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENN Fund, Inc.

Date:	December 10, 2019	By:	/s/ Jay Kesslen
Jay Kesslen
Vice President, Chief Compliance Officer